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                                                                 DRAFT: 9/27/99
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported):
                                 August 10,1999
                                 --------------

                             CELERITY SYSTEMS, INC.
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               (Exact Name of Registrant as Specified in Charter)

    Delaware                        0-23279                       52-2050585
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(State or Other                (Commission File               (IRS Employer
 Jurisdiction of                    Number)                 Identification No.)
 Incorporation)

                           1400 Centerpoint Boulevard
                           Knoxville, Tennessee 37932
                           --------------------------
                    (Address of Principal Executive Offices)

                    Registrant's Telephone Number, including
                            area code: (423) 539-5300


                  --------------------------------------------
                 (Former Address, if changed since last report)


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THIS FORM 8-K CONTAINS FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS INVOLVE
VARIOUS RISKS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO: CELERITY SYSTEM INC.'S ("CELERITY") HISTORY OF LOSSES AND NEED FOR FINANCING, MARKET DEMAND FOR CELERITY'S PRODUCTS, SUCCESSFUL IMPLEMENTATION OF CELERITY'S PRODUCTS, COMPETITIVE FACTORS, THE ABILITY TO MANAGE CELERITY'S GROWTH AND THE ABILITY TO RECRUIT ADDITIONAL PERSONNEL, RISKS INVOLVING THE PROPOSED MERGER OF A SUBSIDIARY OF CELERITY WITH FUTURETRAK INTERNATIONAL, INC. ("FUTURETRAK"), INCLUDING THAT THE MERGER WILL NOT BE CONSUMMATED, AND OTHER RISKS DETAILED FROM TIME TO TIME IN CELERITY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), INCLUDING BUT NOT LIMITED TO, THOSE DESCRIBED UNDER THE CAPTION "DESCRIPTION OF BUSINESS - RISK FACTORS" IN CELERITY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, CELERITY'S REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 333-81099), CELERITY'S CURRENT REPORT ON FORM 8-K FILED WITH THE COMMISSION ON SEPTEMBER 14, 1999 (THE "SEPTEMBER 14 8-K") AND THIS FORM 8-K.


Item 5:  OTHER EVENTS

                                   THE MERGER

         As Celerity reported in the September 14 8-K, Celerity has entered into an Agreement and Plan of Merger (the "Merger Agreement") with FutureTrak and FutureTrak Merger Corp., a wholly owned subsidiary of the Celerity ("Merger Sub"), dated as of August 10, 1999, pursuant to which, among other things , (a) Merger Sub will be merged into FutureTrak, with the result that FutureTrak will become a wholly owned subsidiary of the Celerity, (b) each share of common stock of FutureTrak outstanding at the effective time of the merger (other than shares held in FutureTrak's treasury) will be converted into one share of common stock of the Company, and (c) the name of Celerity will be changed to Worldcast Interactive Inc. Celerity and FutureTrak have agreed to extend the period for delivery of schedules under the Merger Agreement by fifteen days to October 9, 1999. Please see the September 14 8-K for further information regarding the proposed merger.

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                                  RISK FACTORS

FUTURETRAK MAY BE UNABLE TO MEET ITS FUTURE CAPITAL REQUIREMENTS.

      As of June 30, 1999, FutureTrak had cash and cash equivalents of approximately $10,000 and a negative working capital of approximately $1,384,569. Its cash and working capital positions have declined since that date, and it is dependent upon the receipt of additional financing in order to continue with its activities.

      In the first six months of 1999, FutureTrak received in the aggregate $92,475 in bridge debt offerings. The net proceeds from such financings have been and are intended to be applied to FutureTrak's outstanding obligations and working capital. FutureTrak can give no assurance that additional financing will be available when needed on acceptable terms, or at all.

FUTURETRAK HAS HAD LIMITED SALES AND MARKETING EXPERIENCE.

      FutureTrak has had an unsuccessful history in the marine markets and is currently focusing on the MHU market. However, FutureTrak has limited resources and limited experience in marketing and selling its products and services in the MHU market. Achieving market penetration will require significant efforts to create awareness of, and demand for, FutureTrak's products and services. FutureTrak's failure to successfully market its products and services will have a material adverse effect on its business. Further, FutureTrak can give no assurance that it will be able to succeed in its target markets.

FUTURETRAK HAS HAD A HISTORY OF LOSSES.

      FutureTrak had net losses of $840,870 for fiscal 1997, $1,904,362 for fiscal 1998 and $1,392,896 for the six months ended June 30, 1999. FutureTrak had an accumulated deficit of approximately $1,108,180 at December 31, 1997, $3,012,542 at December 31, 1998 and $4,405,438 for the six months ended June 30, 1999. Losses have continued since June 30, 1999. FutureTrak can give no assurance that it will ever operate profitably following its proposed merger with Celerity. In addition, FutureTrak can give no assurance that it will be able to develop commercially successful products and services or that it will recognize significant revenues from such products and services.

FUTURETRAK HAS DIFFICULTIES WITH SUPPLY AND QUALITY OF ITS SPACE SCANNER(TM) RECEIVER TECHNOLOGY.

         Because of difficulties it has experienced with the supply and quality of the SPACE SCANNER(TM) equipment it sells to its customers, FutureTrak has to date been named as a defendant in claims brought for approximately $96,000, and has additional warranty claims totalling approximately $65,000. As a result, FutureTrak has been forced to suspend its marine operations. In addition, it is possible that problems with the SPACE SCANNER(TM) technology has resulted in FutureTrak's breach of its obligations under agreements it has entered into in connection with the distribution and sale of SPACE SCANNERS(TM) in the United States. See "Business-Key Agreements".

         FutureTrak is attempting to resolve the difficulties it has encountered with the SPACE SCANNER(TM) with its supplier, Galaxis Holding GmbH ("Galaxis"). It can not, however, give any assurance that these difficulties will be resolved, or that FutureTrak will be able to re-enter the marine market for satellite delivered entertainment and information services.

FUTURETRAK IS DEPENDENT ON GOLDEN SKY AND DIRECTV PROGRAMMING.

         FutureTrak plans to focus its business on the sale of DIRECTV programming to multiple housing unit ("MHU") subscribers. FutureTrak's right to supply such programming arises under a five year System Operator Agreement ("S.O. Agreement") it has entered into with Golden Sky Systems, Inc. ("Golden Sky"), a Master System Operator for DIRECTV. FutureTrak does not have a direct relationship with DIRECTV.

         FutureTrak's business would be materially adversely affected if either the S.O. Agreement, or the agreement under which Golden Sky(as Master Distributor) has acquired the right to authorize FutureTrak to sell DIRECTV programming terminates prior to its scheduled expiration date.

RISKS OF ENTERING INTO FIXED COMMISSION CONTRACTS AND COMMITMENTS.

         FutureTrak has entered into and may in the future enter into agreements providing for a fixed commission for the sale of products and services. Pricing for such commitments is made based upon estimates of development and production effort and estimates of future product costs. FutureTrak bears the risk of faulty estimates, cost overruns and inflation in connection with these commitments. Therefore, any fixed commission agreement can become unprofitable and could materially adversely affect FutureTrak's operations.

         In particular, under the S.O. Agreement, FutureTrak receives a sales commission made up of a fixed price per MHU subscriber and a percentage of the amount subscribers pay for DIRECTV programming packages they receive through use of FutureTrak's signal distribution systems. DIRECTV has the exclusive right to determine the prices at which FutureTrak is permitted to sell

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DIRECTV programming packages, with the result that there is no assurance that
FutureTrak will be able to price its services to subscribers in a manner which will ensure that it recovers the cost to it of constructing and operating such signal distribution systems.

FUTURETRAK MAY NOT BE ABLE TO PROVIDE HIGH-SPEED INTERNET NETWORKS.

         FutureTrak's business plan presupposes it will enter into arrangements with communication network operators capable of giving FutureTrak subscribers high-speed access to the Internet. FutureTrak has not yet entered into any such arrangements, and can give no assurances that it will be in a position to do so in the future on an economical basis or at all.


FUTURETRAK'S BUSINESS IS SUBJECT TO GOVERNMENT REGULATIONS.

         The Federal Communications Commission and certain state agencies regulate certain of FutureTrak's products and services and certain of the users of such products and services. The regulations may have a bearing on key areas of FutureTrak's current and proposed businesses, including its ability to enter into right of entry agreements with MHU owners which give it an exclusive right to provide satellite programming and Internet access to residents, its right to provide off-air broadcast television (including local programming) to subscribers, its ownership of the wiring and other equipment it installs in MHUs and the terms under which it will be entitled to connect the signal distribution systems it installs in MHUs with those of Internet network operators.

         FutureTrak has relied upon, and contemplates that it will continue to rely upon, its suppliers of video programming and other entertainment and information services to comply with certain applicable regulatory requirements. FutureTrak can give no assurance that such regulations will not materially adversely affect its businesses, including it by jeopardizing the projects in which it is participating, by imposing burdensome regulations on it and/or on the users of its products, by imposing sanctions that directly affect FutureTrak, or otherwise. Changes in the regulatory environment relating to the industries in which FutureTrak competes could have an adverse effect on the Company. FutureTrak cannot predict the effect that future regulation or regulatory changes may have on its business.

FUTURETRAK MAY NOT HAVE THE ABILITY TO KEEP PACE WITH ADVANCES IN TECHNOLOGY.

         The technology used in satellite receiver systems such as FutureTrak's is continuously and rapidly evolving. Participants in the MHU and marine markets may develop newer technologies and products that perform more efficiently than FutureTrak's products or which could be sold and installed at lower cost per unit. In addition, communications companies, research institutions or others could develop devices which could replace FutureTrak's products, potentially rendering its products obsolete. FutureTrak can give no assurance that it will have the capital resources available to upgrade its equipment or develop improved or new products which meet the efficiencies of changing technologies. If FutureTrak is unable to do so, its ability to compete in the market place and its business could be materially adversely affected.

FUTURETRAK MAY NOT HAVE SUFFICIENT PROTECTION OF ITS PROPRIETARY INFORMATION.

         FutureTrak holds no patents or registered copyrights with respect to its technologies and relies on trade secrets and confidential disclosure agreements to protect its technologies. The use of trade secrets will not necessarily protect FutureTrak from other entities using technologies similar to those used by FutureTrak.

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FUTURETRAK MAY NOT BE ABLE TO COMPETE SUCCESSFULLY AGAINST CURRENT AND FUTURE
COMPETITORS.

         FutureTrak's competition in the MHU market will come from other companies that provide video programming, Internet access services and other information services to MHUs. FutureTrak's competitors include franchised cable operators, who possess the majority market share for all subscription television customers, satellite master antenna television companies, wireless cable system operators, local multipoint distribution service operators, telephone companies and direct broadcast satellite companies.


         FutureTrak also proposes to compete with high-speed access Internet service providers such as those operated through the use of cable systems and satellite networks (E.G. DirecPC). To successfully compete in this market, FutureTrak must provide dependable customer service while offering subscribers access to high quality video programming and high-speed Internet networks with which FutureTrak proposes to enter into interconnect arrangements.


         The market for marine satellite tracking systems and antennas is dominated by mid-sized companies such as those trading as "Datron", "KVH" and "SeaTel".


         FutureTrak's current and future competitors may have greater financial, technical, marketing, sales and customer support resources, as well as greater name recognition and better access to customers than FutureTrak does. FutureTrak can make no assurances that it will be able to compete successfully with existing or future competitors. FutureTrak's business will be materially adversely affected if it is unable to competitively market its products.


FUTURETRAK IS AND MAY CONTINUE TO BE SUBJECT TO WARRANTY CLAIMS ON ITS PRODUCTS BY ITS CUSTOMERS.


      FutureTrak provides warranties on certain of the products it has sold to date (including the SPACE SCANNER(TM) ) against defects due to material and workmanship. The SPACE SCANNER(TM) warranty has a one year term. FutureTrak has received refund and breach of warranty claims currently totaling approximately $160,000 from its customers in connection with the SPACE SCANNERS(TM) . In the future, if FutureTrak continues to sell the SPACE SCANNER(TM) or other products to the marine markets and as it commences to build Signal Distribution Systems for the MHU market, the number and amount of warranty claims against it may increase.


IF THE SOFTWARE, COMPUTER TECHNOLOGY AND OTHER SYSTEMS FUTURETRAK USES ARE NOT YEAR 2000 COMPLIANT, ITS BUSINESS WILL BE MATERIALLY ADVERSELY AFFECTED.

      The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Thus, date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruptions of operations, including, among others things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

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      FutureTrak has examined its operations and critical systems and has determined that they are Year 2000 compliant. FutureTrak has also determined that the products its has sold to date to the marine market do not contain technology that is vulnerable to year 2000 difficulties, and intends that any products it sells in the future will be Year 2000 compliant. FutureTrak believes that, to the extent that its operations involve the use of technology that may be affected by Year 2000 issues, such operations are currently Year 2000 compliant and FutureTrak does not believe that it will be materially adversely affected by the transition to the Year 2000, however there can be no assurance that this will be the case.

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FUTURETRAK IS DEPENDENT ON KEY PERSONNEL.

      FutureTrak's success depends to a significant extent on the performance and continued service of senior management, particularly Dr. Ahmad Moradi, Robert Kelner, Stephen Remondini and William Tessaro. FutureTrak's failure to retain the services of key personnel or to attract additional qualified employees could adversely affect its operations.

      FutureTrak has entered into employment agreements with Messrs. Moradi, Kelner, Remondini and Tessaro. Each such employment agreement expires on September 1, 2003, unless terminated by notice by FutureTrak or for cause before that time. See "Management - Employment Agreements".

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                              FUTURETRAK'S BUSINESS


The following description of FutureTrak's business is included in this Form 8-K based on Celerity's and FutureTrak's plans to conduct a combined business following consummation of the Merger. Unless the context otherwise requires, all references in this Form 8-K to FutureTrak include its wholly-owned subsidiaries, and all references to outstanding shares of the common stock of FutureTrak give effect to a one-for-four reverse stock split effected May 1999.


GENERAL

      FutureTrak is in the business of providing satellite television, interactive content and other information services to customers.

      FutureTrak's current focus is on the multiple-housing unit ("MHU") market and involves the installation of signal distribution systems in buildings ("Signal Distribution Systems"). FutureTrak proposes to use these Systems, including set top boxes and other equipment supplied by Celerity, to deliver television and information services (including DIRECTV television services and high-speed Internet access) to MHU residents who subscribe for them.

      Historically, FutureTrak's business has involved the provision of entertainment and information services (including weather and stock reports) to customers on yachts in the United States. This business has been detrimentally affected by supply and quality problems with the receiver equipment supplied to FutureTrak for use by its customers. See - "Business - The Marine Business and Market" and "Legal Proceedings".

      FutureTrak's overall objective is to deliver high quality entertainment and information through various technologies, including satellite and terrestrial means of communication, to emerging niche markets. Following the Merger, Celerity and its subsidiaries, including FutureTrak, expect to focus on the MHU market and to continue to pursue opportunities in other markets which Celerity and FutureTrak have targeted in the past.

      FutureTrak International, Inc. is a Florida corporation formed in 1996. FutureTrak, Inc., a wholly-owned subsidiary of FutureTrak International, Inc., was established in January 1999 to provide, on a subscription basis, entertainment, information and communication services to residents of MHUs. STI Group, Inc. is also a wholly-owned subsidiary of FutureTrak International, Inc. and is the entity through which FutureTrak conducts its marine business. Maxwell Technologies Incorporated is a third wholly-owned subsidiary of FutureTrak International Inc., and is the entity through which it proposes to conduct FutureTrak's research and development.

BUSINESS

THE MHU BUSINESS AND MARKET

      FutureTrak is a DIRECTV System Operator authorized to market and provide the programming services of DIRECTV to MHUs for which FutureTrak has obtained the right to install a Signal Distribution System. FutureTrak's right to market and sell DIRECTV programming to MHU residents arises under a S. O. Agreement FutureTrak has entered into with Golden Sky, one of the four Master System Operators DIRECTV has retained to sell its services to MHUs. The initial term of the S. O. Agreement expires in July, 2004.


      FutureTrak is, in addition, an authorized reseller to MHU subscribers (among others) of financial and weather information services provided by Data Transmission Network Corporation ("DTN"), and proposes to provide an array of other programming and services to residents of MHUs across the United States. FutureTrak believes that MHUs, which include apartment communities, condominium communities, college dormitories, hospitals, hotels, mobile home parks, and private residential subdivisions, provide a densely populated and highly concentrated base of consumers to whom communications companies can provide cost-effective access due to the large volume of consumers.


      Industry analysts have reported that there are approximately 33 million multi-housing units in the United States. FutureTrak has identified the following regions as potential markets, based on population growth trends, expressed interest by MHU owners and other factors:

      -     The Central Region, (Missouri, Kansas and Colorado);

      -     The Southeast Region, (Georgia and Florida);

      -     The Southwest Region, (Texas, New Mexico and Arizona);

      -     The West Region (California, Washington).

      FutureTrak's MHU marketing strategy is to provide DIRECTV programming, DTN programming, high-speed Internet access and other services to residents in MHUs for which FutureTrak and the owners of such MHUs have entered into an agreement giving FutureTrak the exclusive right to build and operate a Signal Distribution System and to provide video programming and Internet access to MHU residents (except as otherwise required by law) (each, an "Exclusive ROE Agreement").

      FutureTrak proposes to focus future MHU marketing efforts on direct-marketing to the largest property management companies in the United States. According to the 1998 report by the NATIONAL MULTI-HOUSING COUNSEL, the top 50 property management companies control approximately two million units nationally. FutureTrak's other focus will be to enter into Exclusive ROE Agreements with the owners of MHUs in the target regions listed above. Because MHU property owners or managers often own or manage multiple MHU properties, FutureTrak's management believes that

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success at one MHU property may result in subscriber growth from other MHUs under common control.

      FutureTrak selectively targets MHU properties to provide television high-speed Internet services using a predefined rating system based on a formula that considers the location of the MHU, MHU property values, average annual income per resident, median age of resident and the average monthly rent. The rating system is designed to identify desirable properties and to exclude substandard properties from the target market because of increased risk of equipment loss (I.E., damage to or theft of set top boxes, cabling, or other equipment comprising the Signal Distribution System) and the likelihood of reduced return-on-investment.

      Since it began to target the MHU market in January 1999, FutureTrak has entered into Exclusive ROE Agreements with two MHU property owners, giving it the exclusive right to construct, operate and maintain Signal Distribution Systems to carry video programming and other information services to a total of approximately 274 private residences. To date, FutureTrak has not installed any Signal Distribution Systems, pending the availability of necessary financing. FutureTrak's management team intends to enter into additional, similar, Exclusive ROE Agreements if and when it is able to finance its activities under such agreements.


      In the September 14 8-K, Celerity reported that FutureTrak had entered into an agreement in principle to acquire the MHU division of Golden Sky. The consummation of this acquisition would have given FutureTrak the right to provide DIRECTV programming to up to 3,000 subscribers. Since filing the September 14 8-K, FutureTrak and Golden Sky have agreed to terminate their agreement in principle and FutureTrak does not currently have any intention of proceeding with the acquisition.


THE MARINE BUSINESS AND MARKET

      Beginning in 1996, FutureTrak concentrated its development efforts on the provision of satellite television and other services to the marine market based on the belief that this market had growth potential given the size of the boating market in the United States.

      Industry analysts have reported that in 1997 there were an estimated 16 million boats registered in the United States, not including those registered abroad that dock on United States coasts. The industry's revenue in 1997 was approximately $17 billion.

      FutureTrak has been significantly hampered in its ability to service its target marine market as a result of defects in key components in the SPACE SCANNER(TM) receiver FutureTrak sells to customers. In April 1999, because of these difficulties, FutureTrak suspended marketing efforts to the marine market pending resolution of disputes with the supplier of the SPACE SCANNER(TM) equipment, Galaxis, concerning the equipment and the parties' respective obligations. No assurance can be given that FutureTrak will be able to resume operations in the marine market. See "Legal Proceedings".

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PRODUCTS AND SERVICES

SIGNAL DISTRIBUTION SYSTEMS TO BE INSTALLED IN MHUS

      In connection with its MHU operations, FutureTrak proposes to implement various video distribution designs and system architectures depending upon the unique layout and service requirements of each MHU community with which it enters into an Exclusive ROE Agreement. The type of equipment to be used and the method of signal distribution will be based upon many factors. These include the number of set-top boxes required per unit, the number of units in a building, the length and condition of the drop wires, the location of an external power supply, the location of a suitable dish mounting surface, the location and exposure of the building and the demographics of the community.

      Generally speaking, each Signal Distribution System will comprise a satellite dish and other antenna capable of receiving satellite delivered direct broadcast satellite ("DBS") programming and off-air television broadcasts, together with wiring from the dish and antenna to each unit in the MHU, through which video programming and other information services can be delivered to residents who subscribe to receive such services. This wiring will also be used to provide subscribing residents with high-speed, interactive, Internet access.


      FutureTrak will lease one or more set top boxes to each of its subscribers to allow access to FutureTrak's services. The current intention is to utilize the Celerity T6000 set top box (among others), subject to receiving appropriate certification of such equipment from DIRECTV. Signal Distribution Systems included in each MHU, including the set top box leased to subscribers, are expected to be owned by FutureTrak.


      Preliminary estimates by FutureTrak of the average cost of constructing each Signal Distribution System are between $400 and $750 per unit served by the System. This estimated cost will increase if a more sophisticated Signal Distribution System is needed in order to connect MHU subscribers with networks maintained outside the MHU by Internet service providers.

      Although FutureTrak expects to incur substantial costs to add subscribers, it believes that recurring services costs for existing subscribers will be relatively low.

RECEIVER EQUIPMENT FOR THE MARINE MARKET

      FutureTrak proposes to offer marine customers a comprehensive satellite communications solution, including the components and tools needed to add, change, and maintain the cabling for the satellite antenna and audio visual systems.

      There is considerable doubt as to whether FutureTrak will continue to base its marine activities on the SPACE SCANNER(TM) satellite receiver equipment. Unless it receives satisfactory assurances that defects in this equipment will shortly be rectified, FutureTrak proposes to enter into marketing and distribution arrangements with the suppliers of other suitable receiver equipment, and has already identified such alternative equipment.

TELEVISION AND OTHER INFORMATION SERVICES

THE MHU MARKET

      Pursuant to its S.O. Agreement, FutureTrak has the right to offer residents of MHUs in the United States for which it has entered into a right of entry agreement all satellite services made available by DIRECTV. DIRECTV is America's leading provider of multi-channel direct broadcast satellite television services.


      DIRECTV currently offers in excess of 220 channels of video and audio programming and transmits via three high-power Ku-band satellites. As of December 31, 1998, there were over 4.3 million DIRECTV subscribers.


      DIRECTV Programming includes:

      - cable and audio services available for purchase in tiers for a monthly subscription fee,

      - premium services available a la carte or in tiers for a monthly subscription fee,

      - sports programming (major professional league sports package, including the exclusive NFL SUNDAY TICKET, regional sports networks and seasonal college sports packages) available for a yearly, seasonal or monthly subscription fee, and

      - movies from major Hollywood studios and special events available for purchase on a pay-per-view basis.


      DIRECTV does not provide off-air broadcast programming to MHUs via satellite. However, subject to regulatory and other constraints, FutureTrak proposes to deliver off-air broadcast programming to MHU subscribers free-of-charge, other than amounts payable (if any) for connection to the Signal Distribution System.


      In 1998, FutureTrak entered into an agreement with DTN pursuant to which it has the right to offer DTN's real-time stock and other financial information, together with comprehensive weather services, to MHU subscribers.

THE MARINE MARKET

      FutureTrak's right to sell DTN programming to such markets arises under its 1998 agreement with DTN, referred to above.

      FutureTrak does not currently propose to offer Internet access to its marine customers because of the technological difficulties encountered in creating a return path for interactive content originating with these subscribers.

REVENUES

      FutureTrak anticipates earning revenues from its MHU and marine businesses in two ways. The first is through ongoing revenue sharing and commission incentives received from DIRECTV and other suppliers of content or services FutureTrak agrees to make available to its subscribers. The second is through direct payments that are received from subscribers for the right to receive entertainment and information services through use of Signal Distribution Systems installed by FutureTrak in MHUs and receiver equipment installed on boats.

      FutureTrak may agree to share some of the revenues it earns from the MHU market with the owners of MHUs in which it installs and maintains Signal Distribution Systems.

COMPETITION

THE MHU BUSINESS

      FutureTrak will compete in the MHU market with a broad range of communications and entertainment service providers, including cable operators, other satellite service providers, wireless cable operators, telephone companies, television networks and home video product companies. Many of FutureTrak's competitors will have greater financial and marketing resources than FutureTrak. FutureTrak believes that quality and variety of programming, signal quality and service and cost will be the key bases of competition.

      FutureTrak believes it will obtain a competitive advantage over other entertainment and information service providers seeking to service the MHU market if it succeeds in entering into Exclusive ROE Agreements with the owners of a significant number of MHUs in the various regions in which it is focusing its marketing efforts. Except as is otherwise required by law, the Exclusive ROE Agreements will result in FutureTrak becoming the sole provider of entertainment and information services to residents of those MHUs. The two Exclusive ROE Agreements FutureTrak has entered into to date each have terms of ten years, and are due to expire in 2009.


COMPETING SUBSCRIPTION TELEVISION PROVIDERS


      CABLE TELEVISION PROVIDERS

      Analysts report that cable operators in the United States serve approximately 64 million subscribers, representing over 65% penetration of television households passed by cable systems. Cable operators typically offer 30 to 80 channels of programming at an average monthly subscription price of approximately $35 to $40. Many cable television providers are in the process of upgrading their systems, and other cable operators have announced their intentions to make significant upgrades. Many proposed upgrades, such as conversion to digital format, fiber optic cabling, advanced compression technology and other technological improvements, when fully completed, will permit cable companies to deliver a better quality signal and to increase channel capacity, thereby increasing programming alternatives.

      FutureTrak believes that such upgrades will increase the level of competition posed by cable systems wanting to continue service the MHU market, but will require substantial investments of capital and time. In the meantime, FutureTrak believes it will be able to deliver to MHU subscribers, in a relatively short amount of time, a competitive entertainment and information service having regard to both choice of programming and other services, and signal quality.

      OTHER DBS SERVICES

      EchoStar is the major competitor of DIRECTV in the satellite television market in the United States and has developed its own network of MHU distributors for its product. FutureTrak expects to compete with these distributors for the right to supply satellite television and other services exclusively to MHU subscribers. FutureTrak believes that DIRECTV's brand name and its significantly larger distribution networks will assist FutureTrak in competing with EchoStar distributors.

      Primestar, Inc. ("Primestar") a medium-power DBS service provider owned primarily by a consortium of cable companies including TCI, launched the first digital DTH satellite television service in 1994. As a result of the successful launch and operation of a new satellite in early 1997, Primestar increased its programming services to approximately 150 channels. As of January 31, 1999, Primestar had approximately 2.3 million subscribers. On January 22, 1999, DIRECTV announced that it had reached an agreement with Primestar to acquire Primestar's 2.3 million subscribers and related high-power satellite assets from Primestar and one of its affiliates in two transactions valued at approximately $1.8 billion. FutureTrak has not yet assessed the effect of DIRECTV's acquisition of Primestar on its proposed business, financial projections or operations.


      Low power C-band operators reported approximately 1.9 million subscribers as of January 31, 1999. The C-band/TVRO market has been built primarily on subscribers who live in markets not served by cable television. C-band equipment, including the six-to eight-foot dish necessary to receive the low power signal, currently costs approximately $2,000 and is distributed by local TVRO satellite dealers. FutureTrak believes that DBS services have significant advantages over low power C-band service in equipment cost, dish size and range of programming packages.


      OTHER COMPETITORS

      Wireless cable systems (which usually use analog technology) typically offer only 20 to 40 channels of programming, which may include local programming. Wireless cable requires a direct line of sight from the receiver to the transmitter which creates the potential for substantial interference from terrain, buildings and foliage in the line of sight. It is expected that most large wireless operators (especially certain of those backed by local telephone companies) will upgrade to digital technology over the next several years, such upgrades will require the installation of new digital decoders in customers' homes and modifications to transmission facilities, at a potentially significant cost.

      Other important potential competitors include regional and long distance telephone companies which may, in the future, become capable of delivering subscription multichannel video programming and high-speed interactive services to their customers, and traditional territorial over-the-air VHF/UHF television broadcasters.

THE MARINE BUSINESS

      The market for satellite tracking systems and antennas is dominated by companies such as those trading as "Datron", "KVH", and "SeaTel". If FutureTrak continues to service the marine satellite markets it will attempt to obtain a competitive advantage by utilizing currently available technology which it believes more fully addresses customers demands. No assurance can be given that FutureTrak will be successful in this pursuit.

KEY AGREEMENTS

      FutureTrak has entered to the following key agreements in connection with its marine business and its proposed MHU operations.

MASTER DISTRIBUTION AGREEMENT AMONG FUTURETRAK AND GALAXIS (AND THEIR RESPECTIVE SUBSIDIARIES) DATED JUNE 19, 1997.

      Under this agreement, Galaxis granted FutureTrak the exclusive right to sell, market and distribute the SPACE SCANNERS(TM) equipment to the marine market in North America, the Bahamas and the Caribbean. The term of the agreement was for a initial period of one year, to be renewed automatically, subject to the right of either party to terminate by at least 60 days notice before the expiration date. In addition, FutureTrak has the right to terminate the agreement at any time by three months written notice to Galaxis.

      Under this agreement, Galaxis must make SPACE SCANNERS(TM) available to FutureTrak for a price which is the lowest price it charges to any other customer. All ultimate customers are given the benefit of a free replacement warranty from Galaxis for 18 months and transportation costs for defective or replacement units are to be borne by Galaxis.

      In addition, the agreement provides that Galaxis shall indemnify FutureTrak against any product liability actions involving products manufactured by or on behalf of Galaxis.

      In consultation with FutureTrak, Galaxis has entered into a manufacturing agreement with Lockheed Martin for the manufacture of SPACE SCANNER(TM) equipment. FutureTrak is unaware of the terms or status of this agreement.

      FutureTrak and Galaxis are currently in negotiations concerning how to resolve difficulties with the quality and supply of SPACE SCANNER(TM) equipment. It is possible that these discussions will result in the termination of the Master Distribution Agreement and/or litigation.

SALES REPRESENTATIVE AGREEMENT BETWEEN FUTURETRAK AND GULFSTREAM, EXECUTED FEBRUARY 8, 1999.

       Under this agreement, FutureTrak appointed Gulfstream its exclusive sales agent for all products sold by FutureTrak to the marine industry, including SPACE SCANNER(TM) equipment. The term of the agreement is one year from the date of its execution, renewable by agreement for additional periods of one year each.

      In consideration of its sales agent activities, Gulfstream is entitled to a commission of 10% of the net sales price of all FutureTrak products sold to marine industry customers in North America. FutureTrak is obligated to indemnify Gulfstream against claims or loss it incurs in connection with the manufacture, sale or operation of FutureTrak products.

      Because of difficulties with the supply and quality of SPACE SCANNER(TM) technology, Gulfstream ceased to perform activities with respect to the sale of FutureTrak products in April, 1999. There can be no assurance that these difficulties will be resolved or that FutureTrak will resume selling products to the marine market at all.


MHU SYSTEM OPERATOR AGREEMENT BETWEEN GOLDEN SKY AND FUTURETRAK DATED JULY 9, 1999.


      Under this agreement, Golden Sky, a Master Distributor to the MHU market for DIRECTV programming, grants to FutureTrak the right to market and sell DIRECTV programming to residents of MHU properties for which FutureTrak has obtained a valid right of entry from the MHU owner, giving FutureTrak the right to construct and operate, at FutureTrak's cost, a Signal Distribution System in the owner's MHU. The technical specifications of each Signal Distribution System must comply with DIRECTV's instructions.

      For each MHU subscriber who purchases DIRECTV programming delivered through use of a Signal Distribution System, FutureTrak will receive a percentage of net receipts received by DIRECTV and a prepaid commission. In addition, DIRECTV will subsidize receiver equipment used by MHU subscribers, subject to DIRECTV's approval of the type of receiver equipment provided.

      It is a condition of FutureTrak's agreement with Golden Sky that its does not sell any DBS services other than DIRECTV services to MHU residents.

      The term of the MHU System Operator Agreement is five years, to be automatically renewed for five years unless either party elects to terminate. On termination of the agreement, DIRECTV will continue to honor subscriptions it has already entered into with MHU residents, and FutureTrak must continue to make its Signal Distribution System available for this purpose.

      FutureTrak has not yet commenced its performance under the Agreement pending its receipt of financial resources which would permit it to do so.

COMMERCIAL RIGHT OF ENTRY AGREEMENT BETWEEN FUTURETRAK AND LAKESIDE ASSOCIATES ("LAKESIDE") AND FUTURETRAK AND CHARLESTONIAN LTD.("CHARLESTONIAN"), EFFECTIVE AS OF JULY 7 AND JULY 22, 1999, RESPECTIVELY.

      FutureTrak's agreements with each of the MHU owners' named above gives it the exclusive right (except as otherwise provided by law) to enter onto the owner's property to construct, operate and maintain a Signal Distribution System and to use that System to be the exclusive provider of satellite and broadcast television and Internet access to residents. All decisions about content to be carried on the system are FutureTrak's.

      The term of each agreement is ten years, to be renewed automatically for one year periods unless terminated by the owner. On termination of such an agreement FutureTrak will have the right to remove its equipment from the MHU property. The agreements each contain a provision which allows FutureTrak to postpone or suspend its performance under the agreement for any reason.

      Under its agreement with Charlestonian, FutureTrak has agreed to pay the owner an amount per month for each subscriber who receives satellite television programming through use of the Signal Distribution System.

AGREEMENT AND PLAN OF MERGER BY AND AMONG FUTURETRAK, MAXWELL TECHNOLOGIES, INC. AND MAXWELL RAND HOLDINGS, INC., DATED AS OF DECEMBER 23, 1998.

      Under this agreement (the "Maxwell Merger Agreement"), FutureTrak and Maxwell-Rand Holdings, Inc. ("Maxwell-Rand") agreed to merge a wholly-owned subsidiary of FutureTrak, Maxwell Technologies, Inc., with and into Maxwell-Rand, with the result that Maxwell-Rand would, on closing, become a wholly-owned subsidiary of FutureTrak (the "Maxwell-Rand Merger"). FutureTrak and Maxwell-Rand currently intend that the closing of the Maxwell-Rand Merger will take place after consummation of the proposed Merger between Celerity and FutureTrak. Maxwell-Rand has rights in certain image compression technology (based on combined wavelet and discrete cosine transformation methodologies) which FutureTrak believes may have applications in its proposed Internet and other operations.

      The Maxwell Merger Agreement provides that, following the closing of the Maxwell-Rand Merger, Maxwell-Rand common and preferred stock will be converted into a total of 233,086 shares of common stock of FutureTrak or an equivalent number of shares of common stock of Celerity following the Merger.

      The Maxwell Merger Agreement contains customary representations and warranties and provides that termination prior to closing may occur by agreement between the parties, if the transaction is permanently enjoined, for material breach or if Maxwell-Rand shareholders do not consent to the merger.

OPTIONS AND WARRANTS

      FutureTrak has 9,546,207 shares outstanding, which would be converted to shares of Celerity's common stock on a one-for-one basis in the Merger (subject to adjustment for stock splits and similar events. FutureTrak's outstanding options and warrants would similarly be converted into the right to receive shares of Celerity's common stock at the applicable exercise price (subject to adjustment for stock splits and other events and subject to the terms of the applicable instruments). As of September 7, 1999, options to purchase an aggregate of 106,250 shares of our common stock are outstanding under FutureTrak's 1998 stock option plan. These options are exercisable at a price of $2.86 per share. These options vest quarterly over a two year period, beginning on January 1, 1999. FutureTrak is authorized to issue options to purchase a total of 375,000 shares of its common stock. As of the date hereof, warrants to purchase 300,000 shares of FutureTrak common stock are outstanding. These warrants are exercisable at prices ranging from $1.00 to $4.00 per share.

      FutureTrak has agreed to register 100,000 shares of common stock underlying certain warrants on the first applicable Form S-3 or other applicable Registration Statement that it files with the SEC. FutureTrak will hold the underlying shares until the holder of such warrants exercises such warrants. The holder may exercise the warrants until 12 months from the date the SEC deems the Registration Statement effective.

      FutureTrak's common stock is currently traded on the Nasdaq Bulletin Board under the symbol ("FTRK").

EMPLOYEES

      FutureTrak currently has 11 full-time employees.

PROPERTIES

      The Company leases 2,300 square feet of corporate office at 3635 Park Central Blvd. North in Pompano Beach Florida, a commercial/industrial park. The lease provides for rental payments of approximately $2,300 per month. The lease will expire in January, 2000 and, upon its expiration, FutureTrak intends to relocate to suitable alternative premises.

INSURANCE

      The Company has general liability insurance and other insurance it believes necessary for its business operations.

TRADEMARKS

      FutureTrak has filed for federal registration of the service mark "FutureTrak" and has Internet registration of the domain name "FutureTrak.com.".

LEGAL PROCEEDINGS

      FutureTrak and certain of its officers are named defendants in an action brought by Charter Memories, Inc. on May 4, 1999 in the United States District Court, Central District of California, for approximately $96,000, for misrepresentation concerning the qualities and characteristics of SPACE SCANNER(TM) equipment purchased by the plaintiff from FutureTrak.

      In addition, FutureTrak has received warranty and refund claims in respect of the SPACE SCANNER(TM) equipment for a total of a further amount of approximately $65,000.

      FutureTrak believes that Galaxis is responsible under the Master Distribution Agreement it has entered into with FutureTrak for meeting all payments due with respect to the claims referred to above. It is possible that FutureTrak will bring legal proceedings against Galaxis in an attempt to secure its performance under the Master Distribution Agreement in relation to such claims.

      In addition FutureTrak is, from time to time, involved in claims and legal proceedings that arise in the ordinary course of business. In FutureTrak's opinion, any ultimate liability with respect to such claims will not have a material adverse effect on its consolidated results of operations, cash flows or financial position.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS


      AHMAD MORADI, PH.D., C.D.P. Mr. Moradi has been Chief Executive
Officer and a Director of FutureTrak since August 1998. Since [1992], he also served as President of g4, Inc., an information systems and business strategy consulting firm. In addition, Dr. Moradi presently serves as a consultant/director to several other technology-based public companies; Netgates Inc., Maxwell-Rand Holdings, Inc. and Summus Technology Ltd. From 1994 to 1996, he provided consulting services to numerous public companies, including CompuMed, Westmark Mortgage Group Holding, Churchill Technologies, Inc. and Cyber-care Inc. Dr. Moradi obtained a B.S. and M.A. in the fields of Mathematics, Engineering and International Business. In 1989, he received a Ph.D. in Management Information Systems (MIS) from LaSalle University.

      STEVE REMONDINI. Mr. Remondini has served as President and Chairman of FutureTrak since May 1996. In October 1995, Mr. Remondini co-founded the Satellite Source, the company which formed the basis for the formation of FutureTrak International the following year. From May 1995 to October 1995, Mr. Remondini provided consulting services on several national communication networking projects. From May 1995 to August 1993, Mr. Remondini served as Director of Technical Services for Citrix Systems, a software company.
Mr. Remondini holds a B.S. in Computer Science and Telecommunications, with a minor in Business Administration, from Gonzaga University.

      ROBERT S. KELNER. Mr. Kelner has served as Chief Operating Officer and a Director of FutureTrak since August 1998. He is also acting as the interim Chief Financial Officer of FutureTrak. Just prior to joining FutureTrak,
Mr. Kelner was the Vice President of Strategic Alliances for Summus Technologies, a government contractor specializing in static image and video wavelet compression technologies. From 1995 to 1997, Mr. Kelner worked in Marketing and Sales Department at Vincam, a professional employer organization, and in the Project Management Department at the World Trade Center. From 1979 to 1995, Mr. Kelner served as President of GKI, an importer and marketer of consumer products to retail outlets. In 1976, Mr. Kelner obtained a B.S. in Business Administration, with a major in Accounting, from the University of Florida.

         WILLIAM E. TESSARO. Mr. Tessaro has served as Chief Technical Officer and a Director of FutureTrak since April 1998. From August 1993, to April 1998, he served as a Senior Engineer and Manager for Citrix Systems, a software company. In 1984, he received a dual B.S. in Mechanical Engineering and Engineering and Public Policy from Carnegie Mellon University.


                           SUMMARY COMPENSATION TABLE



                                      Annual Compensation                         Long-Term Compensation
                                      -------------------                         ----------------------
                                                                                            Long-term
Name and                                                             Restricted Securities  Incentive
Principal                                             Other Annual   Stock      Underlying  Plan         All other
Position Year                Year   Salary    Bonus   Compensation   Award(s)    Options     Layouts    Compensation
- -------------               -----  -------    -----   ------------   ---------- ----------  ---------   ------------
                             1996  $     0      --         --           --         --          --           --
Steve Remondini              1997  $52,600      --         --           --         --          --           --
 Chairman of the Board and   1998  $65,606      --         --           --         --          --           --
 President

                             1996  $     0      --         --           --         --          --           --
Dr. Ahmad Moradi             1997  $     0      --         --           --         --          --           --
 Chief Executive Officer     1998  $26,250      --         --           --         --          --           --

                             1996  $     0      --         --           --         --          --           --
Robert Kelner                1997  $     0      --         --           --         --          --           --
 Chief Operating Officer     1998  $30,000      --         --           --         --          --           --

                             1996  $     0      --         --           --         --          --           --
William Tessaro              1997  $     0      --         --           --         --          --           --
 Chief Technology Officer    1998  $43,465      --         --           --         --          --           --



EMPLOYMENT AGREEMENTS

         FutureTrak has entered into employment agreements with Steve Remondini, Ahmad Moradi, Robert Kelner and William Tessaro which expire September 1, 2003. Pursuant to their respective employment agreements, each receives an annual base salary of $250,000. In connection with their employment, each of Messrs. Remondini, Moradi, Kelner and Tessaro are entitled to receive an annual incentive bonus equal to no less than 1.5% of the net profits of FutureTrak. Messrs. Remondini, Moradi, Kelner and Tessaro did not receive bonuses for 1998 and none are scheduled to receive a bonus in 1999. Each respective employment agreement is terminable by FutureTrak for cause upon the occurrence of certain events, or upon physical or mental disability or incapacity. In addition, FutureTrak may terminate each employment agreement without cause upon 30 days' written notice.

         Pursuant to their respective employment agreements, each of Messrs. Remondini, Moradi, Kelner and Tessaro, in the event of a change of control of FutureTrak, are entitled to resign from FutureTrak and receive a lump sum cash payment from FutureTrak. Following the Merger, Messrs Remondini, Moradi, Kelner and Tessaro will enter into new employment agreements with Celerity, in the form of the employment agreements in effect between them and FutureTrak as of the date of the execution of the Merger Agreement. See "Certain Relationships and Related Transactions."


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 1996 and 1997, Steven Remondini loaned FutureTrak amounts totaling $77,358 and $76,443 at December 31, 1997 and December 31, 1996, respectively. Each loan has a zero interest rate and no due date. Such amounts were paid in full in 1998.

         During 1997, a note payable to William E. Tessaro for $100,000 was converted to additional paid in capital.

         In August 1997, John Remondini, brother of Steven Remondini, was hired by FutureTrak as Manager of Technology Testing and Distribution. His annual compensation is approximately $40,000. In addition, in December 1998, John Remondini was granted options to purchase 85,000 shares (pre-split) of common stock at an exercise price of $0.67 per share.

         In July 1998, World Vision Entertainment (WVE) sold 1,750,000 of the 2,225,000 shares of FutureTrak that they owned to Palm Bay Capital, Inc., which was funded by means which included loans from Steven Remondini and William Tessaro. Subsequent to the purchase, a majority of such shares were distributed to Messrs. Remondini and Tessaro.

         As a result of the sale of shares from WVE to Palm Bay Capital, WVE forgave a note in the amount of $429,851 from FutureTrak. Since WVE was a major shareholder, this forgiveness of debt was recorded as additional paid in capital.

         Ahmad Moradi is a director of Maxwell-Rand Holdings, Inc., the company the subject of the merger described in the Maxwell Merger Agreement (see "Business--Key Agreements"). Mr. Moradi is also a director, officer and major shareholder of FutureTrak.

         In March 1999, Ahmad Moradi acquired restricted shares in FutureTrak valued at $300,000, Robert S. Kelner acquired restricted shares in FutureTrak valued at $300,000, Steve Remondini acquired restricted shares in FutureTrak valued at $525,360. In April 1999, William E. Tessaro acquired restricted shares in FutureTrak valued at $683,200. In each case, the purchase price for the shares acquired was met by a loan to the purchasers from FutureTrak, bearing interest at the prime rate of New York, adjusted quarterly, plus two (2%) percent per annum. Such interest accrues from March 22, 1999 until September 1, 2001. Commencing September 1, 2001, accrued and current interest payable under the promissory note relating to each loan will be paid on a monthly basis through August 20, 2003. Payments of all unpaid accrued interest and principal are due August 30, 2003. If a borrower defaults on the loan, FutureTrak may accept cancellation of the borrower's employment agreement as satisfaction of the loan. In addition, if the employment agreement between FutureTrak and any of the borrowers is terminated by notice by FutureTrak, by reason of breach by FutureTrak or if the company ceases to conduct business, the loan from FutureTrak may, at the borrower's option, be forgiven.

         Ahmad Moradi, Robert Kelner, William Tessaro and Steven Remondini each beneficially own 937,500, 937,500, 2,567,500 and 2,189,000 shares of common stock of FutureTrak, respectively. Such amounts represent, in the aggregate, approximately sixty-nine percent (69%) of the outstanding common stock of FutureTrak.

         On August 1, 1999, under a separate arrangement not tied to his employment, FutureTrak executed a promissory note to William E. Tessaro for $171,204. Such note combined amounts borrowed by FutureTrak from Mr. Tessaro during the previous year. The note bears interest at the prime rate stated in the Wall Street Journal, adjusted quarterly, plus two (2%) percent per annum. Payments of interest and principal are due by August 1, 2000 and are to be paid quarterly.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: September 29, 1999


                                        CELERITY SYSTEMS, INC.





                                        BY:     /s/ KENNETH D. VAN METER
                                           -------------------------------------
                                           Kenneth D. Van Meter
                                           President and Chief Executive Officer